Exhibit 32.02

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this quarterly report on Form 10-Q of Serena Software, Inc. for the fiscal quarter ended April 30, 2007 (the Report) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the Exchange Act) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Robert I. Pender, Jr., Chief Financial Officer of Serena Software, Inc. certify that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Serena Software, Inc. at the dates and for the periods indicated.

By:	/s/ ROBERT I. PENDER, JR.
Robert I. Pender, Jr. Senior Vice President, Finance And Administration, Chief Financial Officer (Principal Financial And Accounting Officer)

Date: July 18, 2007

This Certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.